Exhibit 10.7

               AMENDMENT ONE TO AGREEMENT FOR PURCHASE & SALE OF
                           REMOTE MONITORING PRODUCTS

     This Amendment for Purchase & Sale of Remote Monitoring Products (hereinafter this "Amendment") is made effective as of this 16th day of January 2004 ("Effective Date") by and between Harris Corporation, a Delaware corporation, operating through its Broadcast Communications Division with offices located at 4393 Digital Way, Mason, Ohio 45040 (hereinafter "Harris"), and Statmon Technologies Corp., a Nevada corporation, with offices located at 345 N. Maple Drive, Suite 120, Beverly Hills, CA 90210 (hereinafter "Statmon"), each a "Party" and together the "Parties".

     WHEREAS, the Parties entered into an agreement for Purchase & Sale of Remote Monitoring Products on February 25th, 2003 (hereinafter the "Agreement");

     WHEREAS, pursuant to Section 4.2 of the Agreement, the Parties met on quarterly basis to have general discussions about the current market conditions, product features, including competitive climate, and technical features and improvements to new products;

     WHEREAS, based on those discussions, and for Harris to maintain all exclusive rights and licenses granted under the Agreement through June 2004, the Parties have agreed to modify the Annual Forecast and the Quarterly Forecast stated in Appendix D - Payment, Specifications, Delivery Schedule and Test Plan; and

     WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

     NOW THEREFORE in consideration of the premises and the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree and covenant as follows:

1. Appendix D - Payments, Specifications, Delivery Schedule and Test Plan will be modified as follows:

     a) Delete Sections 5, 6 and 7 in their entirety and replace with the following: "On or about January 16, 2004, Harris will issue a Blanket Purchase Order in the amount of $337,500. Harris will make payment to Statmon within twenty-four (24) hours of receipt by Harris of the Hardware required under the Blanket Purchase Order. Furthermore, during the next six (6) months from the Effective Date, Harris will issue additional Blanket Purchase Orders at the end of each month, starting on January 31, 2004 and ending on June 30, 2004 in the amount of $_______ each. With regards to each Blanket Purchase Order starting on January 31, 2004, no more than twenty-five (25%) percent of the total amount of each such Blanket Purchase Order shall be for the purchase of Hardware. Harris will make payment to Statmon within twenty-four (24) hours of receipt by Harris of the Hardware required under each corresponding Blanket Purchase Order. The

Parties agree to negotiate the Annual and Quarterly Forecasts for the period beginning July 01, 2004 until December 31, 2005 by May 31,2004." In the event Harris and Statmon are unable to agree upon Annual and Quarterly Forecasts by May 31, 2004, Statmon reserves the right to convert Harris' exclusive rights and licenses to non-exclusive, effective upon thirty (30) days prior written notice to Harris. Notwithstanding the foregoing, should the parties reach agreement regarding Annual and Quarterly Forecasts by June 30, 2004, such agreement shall include the terms set forth in the deleted Sections 6 and 7 of the original Exhibit "D" to the Agreement.

2. No modification or amendment to this Amendment may be made unless agreed to by the Parties hereto in writing. All other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS HEREOF, Harris and Statmon have caused this Amendment to be executed by their duly authorized representatives.


STATMON TECHNOLOGIES

By: /s/ Geoffrey P. Talbot
  -------------------------------
  Name:  Geoffrey P. Talbot
  Title: CEO


HARRIS CORPORATION
BROADCAST COMMUNICATIONS DIVISION


By:  /s/ Haldale S. Wilson
  -------------------------------
  Name:  Haldale S. Wilson
  Title: Vice President
         Studio Products & Systems

                        AGREEMENT FOR PURCHASE & SALE OF
                           REMOTE MONITORING PRODUCTS

     This Agreement for Purchase & Sale of Remote Monitoring Products (hereinafter this "Agreement") is made effective as of this 25th day of February 2003 ("Effective Date") by and between Harris Corporation, a Delaware corporation, operating through its Broadcast Communications Division with offices located at 4393 Digital Way, Mason, Ohio 45040 (hereinafter "Harris"), and Statmon Technologies Corp., a Nevada corporation, with offices located at 345 N. Maple Drive, Suite 120, Beverly Hills, CA 90210 (hereinafter "Statmon").

     WHEREAS Statmon manufactures and supplies the Products (as hereinafter defined); and

     WHEREAS, Harris manufactures, markets and promotes digital, AM, FM, IBOC and Television broadcast systems and finished products which integrate among other products, network interface and system controllers, other broadcast and data products and components; and

     WHEREAS, Harris wishes to engage in the manufacture, marketing, and sale of digital, AM, FM, IBOC and Television broadcast systems which integrate Statmon's products and to exclusively market, distribute and resell Statmon's Products worldwide; and

     WHEREAS, Harris and Statmon desire to enter into an agreement whereby Harris may place purchase orders from time to time with Statmon for the purchase of the Products which Statmon may accept and complete in accordance with the terms of this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                            ARTICLE 1 - DEFINITIONS

For purposes of this Agreement, the following terms and their definitions shall apply:

     "AFFILIATE" with respect to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under the direct or indirect common control with such Person, including without limitation a corporation's Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company.

     "ANNUAL FORECAST" shall mean the number of units projected by Harris to be purchased for delivery to Harris in a given Harris fiscal year (July - June).

     "ATSC TRANSPORT STREAM" shall mean a bit stream that is compliant with the Advanced Television Systems Committee Standard.

     "BROADCAST CUSTOMER" shall mean those entities engaged in the business of NTSC, PAL, SECAM, ATSC broadcasting, DVB-television broadcasting, AM radio broadcasting, FM radio broadcasting and IBOC broadcasting who use Products and Licensed Materials procured by Harris hereunder only for the broadcast of terrestrial over-the-air signals to television consumers.

     "CONFORMANCE TESTING" shall mean the testing and acceptance procedures for the Products as agreed to by the parties and incorporated into an Appendix from time to time.

     "DAYS" shall mean calendar days unless otherwise noted.

     "DESIGNATED PROCESSOR" shall mean the Product for which the license to Use Licensed Materials is granted under this Agreement.

     "END USER" shall mean: (i) with respect to Software and Related Documentation, any third party to whom a sub-license to Use Licensed Materials is granted by Harris hereunder in connection with the purchase of Products by such third party from Harris for use by such third party and not for resale, and
(ii) with respect to Products purchased by Harris hereunder, a third party who purchases Products for use by such third party and not for resale.

     "EXCLUSIVE PRODUCT" shall mean, Statmon software packages and remote terminal units including those listed in Appendix A, any upgrades, software revisions and any product extensions exclusively manufactured by Statmon for Harris.

     "GENERAL  RELEASE DATE"   means the time at which Statmon  notifies  Harris
that Statmon is ready to ship to Harris a specific Product or set of products previously under development.

     "HARDWARE" shall mean remote terminal units, punch down blocks and associated connections.

     "LICENSED MATERIALS" shall mean any Software and Related Documentation offered under this Agreement for which a license to Use is granted under the terms and conditions of this Agreement.

     "NEW PRODUCTS" shall mean Products which are added from time to time to Appendix A and designated as "New Products" by the mutual agreement of the Parties.

     "NON-EXCLUSIVE PRODUCT" shall mean products which are added from time to time to Appendix A and designated as "Non-Exclusive Products" by the mutual agreement of the Parties and in which Harris has non-exclusive rights to market and resell to customers.

     "OBJECT CODE" shall mean that representation of Software in binary form intended to be readily usable by a processor.

     "ORDER" shall mean an order submitted by Harris in writing to Statmon for the purchase of Products in accordance with this Agreement.

     "OUTSTANDING QUOTES" shall mean all Statmon quotes outstanding as of the Effective Date and listed in Appendix E.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated association, entity, governmental body, or any other entity or organization.

     "PRICE SCHEDULES" shall mean Statmon's official listings and explanations, in written or electronic form, for Products, Licensed Materials, prices, discount plans, discount rates, special price conditions and terms as listed in Appendix A, Exclusive Products attached hereto and made a part of this Agreement.

     "PRODUCTS"  shall   collectively  mean  the  Hardware  and  Software  which
comprises the Exclusive Products, Non Exclusive Products, and New Products.

     "QUARTERLY FORECAST" shall mean the number of units projected by Harris to be purchased for delivery to Harris in a given three (3) month period.

     "RELATED DOCUMENTATION" shall mean materials in any form useful in connection with Software and/or its use and Products including, but not limited to, flowcharts, logic diagrams and listings, and program descriptions, Specifications and Product manuals.

     "RETURN MATERIAL AUTHORIZATION (RMA) NUMBER" means the authorization number provided by Statmon's customer service department to Harris after Harris or its End User has notified Statmon's customer service department of a deficiency or malfunction in a Product.

     "SOFTWARE" shall mean a computer program in Object Code consisting of a set of logical instructions and tables of information that guide the functioning of a processor. Such program may be contained in any medium whatsoever, including firmware containing a pattern of bits, representing such program. However, the term "Software" does not mean or include such medium.

     "SOURCE CODE" shall mean the most current representation of Software (as updated from time to time ) incorporating high-level or assembly language that generally is not directly executable by a processor.

     "SPECIFICATIONS"   shall  mean   Statmon's   or  its   vendor's   technical
specifications for particular Products or Software furnished hereunder.

     "SUBSIDIARY" of a Person means a Person the majority of whose shares or other securities or ownership interests entitled to vote for election of directors or other governing body is now or hereafter owned or controlled by such Person either directly or indirectly, but a Person shall be deemed to be a Subsidiary of such Person only as long as such ownership or control exists.

     "USE" with respect to Licensed Materials means loading the Licensed Materials, or any portion thereof, into a Designated Processor for execution of the instructions and tables contained in such Licensed Materials.

APPENDICES: The following Appendices are incorporated by reference hereunto and form a part of this Agreement:

     (a)  APPENDIX A - EXCLUSIVE PRODUCTS

     (b)  APPENDIX B - PRIVATE LABELING AND BRANDING INSTRUCTIONS

     (c)  APPENDIX C - ESCROW AGREEMENT

     (d)  APPENDIX D - SPECIFICATIONS, DELIVERY SCHEDULE AND TEST PLAN

     (e)  APPENDIX E - OUTSTANDING QUOTES

     (f)  APPENDIX F - END USER LICENSE AGREEMENT

     (g)  APPENDIX G - CONFIDENTIALITY AGREEMENT

                                ARTICLE 2 - TERM

     This Agreement shall commence on the Effective Date and, except as otherwise provided in Article 24 - Termination, shall continue in effect for a period of three (3) years from the Effective Date of this Agreement (the "Term"). The modification, termination or expiration of this Agreement shall not affect the rights or obligations of either party under any Order or any outstanding Harris quotation(s) to an End User which Statmon has approved in writing before the effective date of the modification, termination or expiration, which outstanding quotation shall not extend more than ninety (90) days following any such modification, termination, or expiration.

                               ARTICLE 3 - SCOPE

3.1 The terms and conditions set forth in this Agreement shall govern any Orders placed by Harris during the Term for Exclusive Products and Licensed Materials set forth in Appendix A - Exclusive - Products. Harris shall have the right to procure Exclusive Products and Licensed Materials under this Exclusive Agreement with respect to Exclusive Products, to market and resell (subject to the license terms stated herein) the same on an exclusive basis to Broadcast Customers on a worldwide basis. Statmon shall remain free to market and sell all Exclusive Products and Licensed Materials as it, in its sole discretion, deems appropriate to any customer which is not a Broadcast Customer.

Moreover, during the Term of this Agreement, Statmon may continue to directly sell the Statmon products to the following end users for their own use and not for resale to any other group or Affiliate.

(a)  SINCLAIR BROADCAST GROUP, INC.
     10706 Beaver Dam Road
     Hunt Valley,  Maryland 21030

(b)  LIN TV CORPORATION
     1 Richmond Square
     Providence, Rhode Island 02906

(c) NATIONAL BROADCASTING COMPANY, INC., A DELAWARE CORPORATION includes 13 NBC TV and 22
     Telemundo owned and operated stations

3.2 Statmon, its officers, directors, Affiliates, Key Personnel, and employees shall not directly or through indirect channels (except for those accounts identified in 3.1 above) sell, market, promote, or otherwise engage in any activity the effect of which would compete or interfere with Harris' exclusive rights pursuant to this Agreement.

3.3 The Parties may add to Appendix A - at any time, provided that the addition of new Products or Licensed Materials shall not create any purchase obligation on Harris' part. The parties may delete any Exclusive Product from Appendix A only upon mutual written agreement between Harris and Statmon.

3.4 Statmon hereby assigns the Outstanding Quotes to Harris and Harris shall have the right to fill those orders. Statmon shall notify Harris when contacted by a customer to place an order listed in the Outstanding Quotes.

                          ARTICLE 4 - EXCLUSIVE RIGHTS

4.1 The term of all exclusive rights and exclusive licenses granted to Harris' hereunder shall be for the Term of this Agreement and subject to the terms and conditions set forth in Appendix D - Specifications, Delivery Schedule and Test Plan, but in no event less than six (6) months commencing the Effective Date, unless this Agreement is terminated pursuant to the provisions of Article 24.

4.2 Both parties shall meet on a quarterly basis to have general discussions including, but not limited to, the review of current market conditions, product features, regulatory and competitive climate including pricing, technical features and improvements to new products. The parties shall in good faith discuss strategies necessary to facilitate meeting the Annual and Quarterly Forecasts.

4.3 COST REDUCTION. The parties agree to use commercially reasonable efforts to reduce the costs of the Products. Cost improvements will be targeted for design-related improvement, material handling, sourcing, manufacturing operations, business practices and quality improvements.

                  ARTICLE 5 - RESPONSIBILITIES OF THE PARTIES

5.1 In addition to all other obligations of Harris under this Agreement, Harris shall:

     (a) where appropriate, train its End Users in the effective use of the Products and Licensed Materials, including providing any instructional material furnished by Statmon;

     (b) inform its customers of service and maintenance options available from Harris;

     (c) report in writing within thirty (30) business days to Statmon all suspected Products and Licensed Materials defects or safety problems and keep Statmon informed of Customer complaints.

     (d) comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations.

     (e) offer to its End User a warranty for such Products and Licensed Materials as a minimum on the same terms as the warranty granted to Harris from Statmon.

     (f) be responsible for all other expenses associated with its personnel's attendance at training including, but not limited to, travel, lodging and meals. In addition, Harris shall be responsible for all travel, lodging and meals expenses associated with the attendance of Statmon personnel at any training session.

5.2 In addition to all other obligations of Statmon under this Agreement, Statmon shall:

     (a) review Harris' written reports referred to in Section 5.1 (c) and respond with a remedy or proposed remedy to such reports within 14 business days from Statmon's receipt thereof;

     (b) make commercially reasonable efforts to participate in mutually agreed upon joint marketing and development efforts, in order to enhance the sales and industry acceptance of the Products;

     (c) develop and manufacture the Exclusive Products in compliance with the Specifications and provide Harris with service or replacement for Exclusive Products in accordance with the terms and conditions of this Agreement.

     (d) comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations including.

     (e) provide Harris with instructional materials in mutually agreed upon quantities relating to the Exclusive Products and Licensed Materials for training and educational purposes as needed; and

     (f) provide Harris with training for Exclusive Products free of charge during the first six months for Harris personnel. In the event Harris desires additional training, such shall be provided by Statmon at $150.00 per hour or $1,200 per day.

     (g) retain the following software and business developers for at least a period of one (1) year from the Effective Date: Peter Upfold and Michael Hurst, (the "Key Personnel"). Notwithstanding the foregoing, Statmon may terminate its agreement with Michael Hurst at any time for cause and, after the first year, Statmon may replace Michael Hurst or Peter Upfold for any reason with the prior written approval of Harris, such consent not to be unreasonable withheld.

                               ARTICLE 6 - ORDERS

6.1 All Orders submitted by Harris for Products and Licensed Materials shall incorporate and be subject to the terms and conditions of this Agreement. To the extent that any terms contained within this Agreement are in conflict with those referenced in any particular Order, the terms set forth herein shall take precedence and control. Harris shall issue an Order to Statmon to procure Products hereunder. Any Order submitted pursuant to a firm price quotation shall include such firm price quotation number. All Orders, including electronic Orders, shall contain the information as detailed below:

     (i)  Complete and correct ship to and bill to address;

     (ii) The quantity and type of Products and Licensed Materials being ordered;

     (iii) The price;

     (iv) The requested delivery date in accordance with Statmon's standard interval for the Products and Licensed Materials being ordered, or, in the event a non-standard interval has been agreed to by the parties, reference shall be made to the specific document agreeing to the interval; and

     (v)  Reference to this Agreement.

6.2 Harris shall have the right to cancel any Order without liability in the event Statmon does not deliver any Products within the then delivery time of the Order except when such a delay is caused by a force majeure event which continues for less than 30 days.

               ARTICLE 7 - PRICES, INVOICES AND TERMS OF PAYMENT

7.1 Statmon will invoice Harris all amounts due for Products and Licensed Materials upon shipment or in either event, as soon as practical thereafter in accordance with prices set forth in the then applicable Price Schedules or as amended in accordance with the teens hereof and of Articles 13 and 14 hereof. Unless otherwise agreed in writing, Harris may elect to pay all such invoiced amounts, less any disputed amounts for receipt by Statmon 2% 10 days or within
(30) days of the invoice date.

            ARTICLE 8 - DELIVERY; INSPECTION AND TESTING; ACCEPTANCE

8.1 DELIVERY OF UNITS: Statmon shall deliver the Products to Harris or designated End User at the address and according to the respective delivery schedules specified in the Orders.

8.2 TESTING OF PRODUCTS BY STATMON; QUALITY CONTROL: Statmon shall have no obligation to develop any New Products. However, should Statmon desire to develop a New Product and seek to have it included within the terms of this Agreement, the following guidelines shall govern the development of such New
Product: Statmon shall provide and maintain a quality control, inspection and test system for all Products in accordance with the Specifications and, upon Harris' request, issue to Harris a certificate as to the compliance of Products with applicable Specifications pursuant to each Product shipment. Statmon shall configure and assemble all Products in accordance with the Orders. Except as specified in Section 8.3 Statmon shall not ship any Product to Harris until such Product has satisfied the Conformance Testing. Harris shall have the right to inspect and witness Statmon's testing of the Products at Statmon's manufacturing facility and Harris shall provide all reasonable facilities and assistance for such inspection if at Harris' request the testing is to be done at a Harris facility. In the event that Harris witnesses the Conformance Testing of a New Product at Statmon's manufacturing facility and determines that the Product satisfies all requirements of the Conformance Testing and otherwise conforms to all applicable Specifications, Harris will so notify Statmon. Statmon's quality control procedures will include a mechanism by which Products may be traced back to a particular lot. Complete and accurate records relating to such tests shall be maintained by Statmon at all times during the term of this Agreement and for a period of three (3) years thereafter and shall be made available to Harris upon Harris request.

8.3 ACCEPTANCE OF NEW PRODUCTS: All New Products not accepted by Harris shall be subject to inspection and testing by Harris in accordance with the Conformance Testing within thirty (30) days after Harris' receipt of such Products at the site of Harris specified in the Order to determine conformity with the Order and Specifications. Statmon shall have the right to witness all such inspections and testing by Harris.

8.4 ACCEPTANCE OF PRODUCTS (OTHER THAN NEW PRODUCTS): If any Products (other than New Products) delivered do not conform to the Accepted Order or the Specifications, Harris shall have the right to reject such Products within thirty (30) days after Harris' receipt of such Products at the site of Harris specified in the Order. Statmon shall bear the costs and expenses, including, without limitation, storage, transportation, shipping, recalling, repackaging, reshipping, and the like associated with repair and/or replacement of nonconforming Products or lots.

8.5 STATMON'S OBLIGATIONS WITH RESPECT TO REJECTED PRODUCTS: In the event that any Product is rejected by Harris following the Conformance Testing procedures set forth in Sections 8.2, 8.3 and 8.4 due to failure of the Products to perform in accordance with the Specifications, Statmon shall promptly inspect and test such Product at Harris' facility (or, at the election of either party, at Statmon's facility) in accordance with the Conformance Testing to determine whether the Product conforms to all Specifications applicable to such Product. Harris shall have the right to be present at all inspections and tests conducted by Statmon. In the event that a rejected Product does not satisfy the Conformance Testing, Statmon shall, as soon as possible but no later than within thirty (30) days after its receipt of Harris' notice of rejection and without expense to Harris, correct defects in any nonconforming Product or, at its option, replace the nonconforming Product so that such Product or replacement Product satisfies the Conformance Testing.. If Statmon is unable to correct defects in the nonconforming Product or replace the Products Statmon will so notify Harris. Harris shall have the option to have Statmon provide a credit for such Products.

8.6 In the event Statmon promptly inspects and tests a rejected Product at a Harris facility (or, at the election of either party, at Statmon's facility) in accordance with the Conformance Testing and satisfies all such test included therein, such Product shall be deemed to be accepted for all purposes of this Agreement, effective upon Harris' receipt of Statmon's written certification of such test results or, if later, upon the subsequent return of such Product to Harris.

             ARTICLE 9 - REPRESENTATIONS, WARRANTIES AND CONVENANTS

9.1  Statmon  represents,  warrants  and  agrees  that:

     (a) the execution and performance by Statmon of this Agreement will not conflict with or result in any violation of or constitute a breach or trigger a default under the agreement between Statmon and NBC or under any agreement or contract to which Statmon is a party.

     (b) should Statmon become unable to perform its material obligations pursuant to this Agreement for any consecutive ninety (90) day period, after being notified in writing of such default notwithstanding any non-competition clause to the contrary, Harris shall have a right to retain or hire the Key Personnel without any interference from Statmon and Statmon shall cooperate and support Harris in its endeavor.

     (c) no other party except for NBC, and certain lienholders or holders of security interests of Statmon identified herein, have or will have rights to the Source Code under any escrow or other agreement, the effect of which would compete or interfere with Harris' exclusive rights pursuant to this Agreement. With the exception of escrow deposits, no third party has or ever had a copy of the Source Code.

     (d) it shall not create, or allow any third party to create, any security interest in the Licensed Materials without notifying Harris first and requiring that the party seeking the security interest enter into a security interest subordination and subrogation agreement based on substantially the same terms and conditions as those contained in the Security Interest Subordination and Subrogation Agreement entered into by Statmon, Harris and the Holders on February 7, 2003

     (e) it is the sole and exclusive owner of the Licensed Materials and related intellectual property rights and has the right to grant the rights and licenses hereunder.

9.2  The   representations  and  warranties  made  by  Statmon  shall  be  fully enforceable at law or in equity against Statmon and its respective successors and assigns.

                           ARTICLE 10- DOCUMENTATION

10.1 Statmon shall furnish Harris with an electronic master copy of source documentation, including but not limited to instruction and technical manuals, for use by Harris in creating product information, brochures, and manuals, ("Product Information") relating to the Products with Hams' logo. The instruction manual and related software will be Harris branded by Statmon. Harris shall use such Product Information in sales promotion and training of Harris personnel and customers only with respect to the Products purchased under this Agreement. Harris shall have the right to use the Statmon name and/or any Statmon trademark without Statmon's prior written consent.

10.2 For Products listed in Appendix A - Products, Statmon shall provide to Harris the following product documentation in electronic format:

Operations and Maintenance Manuals
Product pictures in the highest resolution possible
Application Guide
Brochures

Harris shall use such information in sales promotion, marketing activity and for End Users only with respect to the Products purchased under this Agreement and in accordance with the terms of this Agreement.

                ARTICLE 11- DISCONTINUED AVAILABILITY/SPARE PARTS

11.1 Statmon shall not discontinue making any Products available to Harris without providing Harris with at least 180 days prior written notice of such discontinuance and an opportunity to purchase such quantities of the Products as Harris estimates it may need to support the Products sold to Harris' End Users.

11.2 Statmon shall keep in stock a supply of at least twenty (20) Hardware and software components and shall replace any discontinued part with one that meets or exceeds the performance specifications of the discontinued or non-functioning part to make the system operational.

                          ARTICLE 12 - EXPORT CONTROL

     The parties acknowledge that any Products, Software, and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use or transfer of such Products, Software, and technical information must be authorized under those regulations. Harris agrees that it will not use, distribute, transfer, or transmit the Products, Software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations.

                        ARTICLE 13 - SALES OR USE TAXES

     Harris shall provide Statmon with a valid tax exempt certificate, in which case Harris shall not be liable for all sales taxes and related charges exempted under such certificate, however designated, imposed upon or based upon the provision, sale, license or use of Products, and Licensed Materials levied upon the sale.

                    ARTICLE 14 - TRANSPORTATION AND PACKING

     Statmon will arrange for prepaid transportation (from a list of carriers pre-approved by Harris) to destinations in the contiguous United States and invoice transportation charges to Harris, which Harris agrees to pay in accordance with Article 7. Premium transportation will be used only at Harris' request. Statmon shall pack Products for delivery in the contiguous United States, in accordance with its standard practices for domestic shipments. Where, in order to meet Harris' requests, Statmon packs Products in other than its normal manner or for destinations outside the contiguous United States, Statmon may bill Harris for the additional charges for such packing and transportation.

                      ARTICLE 15 - TITLE AND RISK OF LOSS

     Risk of loss to Products and Licensed Materials shall pass to Harris upon delivery to a common carrier, Harris or its designated carrier or agent. Title to the Products shall pass to Harris upon delivery to Harris, or if Harris so instructs, to Harris' End User in accordance with the Order. Title to all Licensed Materials (whether or not part of firmware) furnished by Statmon, and all copies thereof made by Harris, including translations, compilations, and partial copies are, and shall at all times remain, the property of Statmon. Harris shall notify Statmon promptly of any claim with respect to loss which occurs while Statmon has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For purposes of this clause, "delivery" shall mean the point at which Statmon or Statmon's supplier or agent turns over possession of the Product or Licensed Materials to a common carrier, Harris, Harris' End User, Harris' employee, Harris' designated carrier, Harris' warehouse, or other Harris agent and not necessarily the final destination shown on the Order.

                 ARTICLE 16 - PRODUCT CHANGES AND DEVELOPMENTS

16.1 Statmon may modify the Product drawings and Specifications or substitute products of later design. Statmon guarantees that such modifications or substitutions will not impact upon form, fit, or function under normal and proper use of the ordered Product as provided in the Specifications. With respect to changes, modifications, and substitutions that do impact the form, fit, or function of the Products, Statmon shall notify Harris in writing thirty
(30) days prior to the date the changes become effective and Harris shall notify Statmon of any objections thereto before the effective date of the change; if Harris fails to notify Statmon of any such objections, Harris shall be deemed to have consented to such change. Statmon shall inform Harris on a periodic basis of any planned changes to the form, fit, or function of Products.

16.2 All inventions (whether patentable or unpatentable), improvements, discoveries and creations (including computer programs and custom interfaces for Harris branded products,) and all intellectual property rights therein, which are conceived or first reduced to practice jointly by Harris and Statmon, or solely by Harris, in performance of this Agreement and intended for use with the Exclusive Products, or with other Harris branded products, shall be owned solely by Harris, and with respect to such joint efforts, Statmon shall, without charge to Harris, but at Harris' expense, execute and deliver applications for patents and copyright registrations on such inventions, improvements, discoveries and creations, together with assignment to Harris of Statmon's entire interest therein, and shall give to Harris reasonable assistance as may be requested in securing, enforcing and protecting such applications, patents, unpublished copyrights and copyright registrations. Notwithstanding the foregoing, with the exception of the licenses granted herein, neither the foregoing language nor any other provision of this Agreement shall be interpreted to grant Harris any right, title or interest of any kind in any Software developed and owned by Statmon, nor any subpart or derivative hereof including, but not limited to, any enhancement, upgrade, modification, extension or improvement to such Software. Any idea, regardless of how expressed, suggested by any party, including Harris and/or any End User of the Software, which is subsequently incorporated into the Software by Statmon shall be deemed to have become part of the Software and therefore remains the sole property of Statmon.

16.3 With regard to all other inventions, improvements, discoveries and creations, and all intellectual property rights therein, which are conceived or first reduced to practice jointly by Harris and Statmon, the parties agree to negotiate in good faith their respect rights, taking into account their respective inventive contributions and markets of interest.

                              ARTICLE 17 - LICENSE

17.1 Upon delivery of Licensed Materials pursuant to this Agreement, Statmon grants to Harris a perpetual, personal, nontransferable, (except as specified herein), and nonexclusive license to Use the Licensed Materials on an exclusive use Designated Processor for its own business operations and to grant sublicenses as provided below commencing in Section 17.3. Harris shall not reverse engineer, decompile or disassemble Software furnished as object code to generate corresponding Source Code. Unless otherwise agreed in writing by Statmon, Harris shall not modify Software furnished by Statmon under this Agreement except as provided in Statmon's documentation. If the Designated Processor becomes temporarily inoperative, Harris shall have the right to use the Licensed Materials temporarily on a backup processor until operable status is restored and processing on the backup processor is completed, Harris may make up to two (2) archival copies of the Software for use as backup for failed Software,

17.2 All Licensed Materials (whether or not part of firmware) furnished by Statmon, and all copies thereof made by Harris, including translations, compilations and partial copies, are and shall remain the property of Statmon.

17.3 Notwithstanding the provisions of this article, in consideration of the fees to be paid hereunder, Harris may sub-license the Use of Licensed Materials with finished Products on behalf of Statmon to End Users, but only in connection with the sale or lease to such End User of the finished products incorporating Products purchased under this Agreement for which such Licensed Materials were furnished in connection with such Products. Such sub-license shall be administered electronically by Statmon for electronic acceptance by each End User the first time the Licensed Materials are used and shall incorporate the terms and conditions set forth in Appendix F, Statmon's End User License Agreement. Upon request by Harris, Statmon agrees to provide Harris with copies of all such sub-licenses for the sole purpose of verifying acceptance of the required terms and conditions. The terms of such sub-licenses shall survive any termination of rights under this Agreement, including termination under Section 17.4.

17.4 Statmon may cancel any license granted under this article if Harris fails to materially comply with the terms and conditions of such License or this Agreement and this Agreement is terminated. Statmon may cancel any sub-license to an End User of Harris who fails to materially comply with the terms of such sublicenee. If a license or sub-license is canceled, or if Licensed Materials are no longer needed, the corresponding copies of Licensed Materials shall be returned to Statmon, or Statmon shall be assured, in a format reasonably required by Statmon, that all copies of Licensed Materials have been destroyed and software has been erased from all media; provided however, that Harris may retain copies of the Licensed Materials reasonably required to fulfill its warranty and maintenance obligations to its non-breaching sublicensees. This paragraph shall not affect (1) the proper sub-license of Licensed Materials made before Harris' license is canceled, or (2) Harris' license hereunder if an End User fails to comply with a sublicense, provided, in either event, that such sub-licenses fully comply and comport with this article.

                            ARTICLE 18 - WARRANTIES

18.1 PRODUCT WARRANTIES: To the extent and subject to the terns of the warranty given by the original manufacturer of the remote terminal units, Videoquip, Statmon warrants to Harris that the Hardware components of any Products will conform to all applicable Specifications, and will be free from defects (including latent defects) in design (except to the extent that a Product is manufactured according to Harris's design specifications), material, and workmanship for a period of (a) twelve (12) months from the date of delivery by Harris of a Product to an End User.

18.2 SOFTWARE WARRANTIES; Statmon warrants to Harris that the Software will be free from defects which materially affect the performance of the Software or the related Products and will operate in accordance with the Specifications for a period of twelve (12) months from the date of delivery by Harris of Software to an End User. In addition the media in which the Software is provided shall be free from defects in materials and workmanship for a period of twelve (12) months from the date of delivery by Harris of the media to an End User.

18.3 OTHER WARRANTIES: Statmon warrants to Harris only that any and all services to be performed by Statmon hereunder including, without limitation, technical support and training, will be performed by Statmon in a good and workmanlike manner. If any Products or Software furnished by Statmon contain one or more third party manufacturer's warranties, Statmon hereby assigns such warranties to Harris, to the extent such warranties are assignable. Except as disclosed in
Article 9.1(c) and the Security Interest Subordination and Subrogation Agreement entered into by Statmon, Harris and the Holders concurrently herewith, Statmon warrants that at the time of delivery to Harris, all Products and Software shall be free of any security interest or any other lien or any other encumbrance whatsoever. Furthermore, Statmon warrants that it is the owner of all intellectual property rights relating to the Products and Software and that it has the rights to grant the licenses contained herein.

18.4 REPAIR/REPLACE: Statmon shall repair or replace defective or nonconforming Products or Software under warranty or, at its option, replace the Products or Software under warranty with Products and Software that are conforming and not defective. If Statmon is unable to so repair or replace the Products or Software, Statmon will notify Harris. Hams shall have the option to have Statmon provide a credit or, as otherwise requested by Harris, a refund equal to the price of the Product and, if installed by Statmon, the original installation charges which were charged to Harris.

18.5 RETURN OF PRODUCTS AND SOFTWARE: Defective or non-conforming Products and Software under warranty will be returned to Statmon for repair or replacement, at Statmon's cost, with risk of loss and damage in transit borne by Statmon. Unless otherwise agreed upon by Statmon and Harris, Statmon shall complete repairs and ship the repaired Products and/or Software, or replacement Products and/or Software within fifteen (15) days after Statmon's receipt of the defective or non-conforming Products and/or Software. Notwithstanding the above provision of this Section 18.5, if a Product or Software is determined to be defective within thirty (30) days use by an End-User of Product or Software, Statmon agrees to replace or repair the defective Product or Software within five (5) business days. In addition, if a Harris field engineer is on site for a field installation or repair under warranty, if requested by Harris, Statmon agrees to use its best efforts to expedite a replacement on the same day to the End-User site. Statmon shall bear the risk of loss and damage in-transit and shall prepay and bear the cost of freight for shipments to the owner of repaired or replaced Products and Software.

If Products or Software returned to Statmon for any repair or replacement are not defective or nonconforming, and, Statmon did not require or recommend the return, Harris shall pay Statmon for any handling, inspection, repairs or transportation provided by Statmon at Statmon's then prevailing rates.

During the warranty period, all replacements of defective Products shall be new Products and not refurbished Products,

18.6 WARRANTY ON REPAIRED OR REPLACEMENT PRODUCTS AND SOFTWARE: Any Product or Software under warranty which is repaired or replaced by Statmon shall be warranted as provided in this Article for: (a) the remainder of the original warranty period; or (b) ninety (90) days after the applicable Product or Software is returned to Harris, whichever is later (based upon the date the repair or replacement is completed and accepted by Harris).

18.7 REPAIR INFORMATION: Products or Software repaired by Statmon shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the Products and the repaired Products shall be returned with a tag or other papers describing the repairs which have been made.

         ARTICLE 19 - REPAIRS OR REPLACEMENT NOT COVERED UNDER WARRANTY

19.1 REPAIRS: In addition to "in warranty" repairs, Statmon agrees to provide repair or replacement service for all Products and Software ordered during the Term for a period of two (2) years after such Products or Software have been discontinued by Statmon, pursuant to notice by Statmon of such discontinuance. Statmon agrees to provide such warranty repairs or replacement (other than "in warranty" repairs or replacement) at the repair or replacement charges then generally charged by Statmon for such repairs or replacements or, if such repairs or replacements are not then being performed by Statmon at reasonable rates.

19.2 REPAIR OR REPLACEMENT: Defective Products or Software, out-of-warranty, may be returned to Statmon for repair or replacement. If any Product or Software returned to Statmon for repair is reasonably determined to be irreparable, Statmon shall promptly notify Harris. Statmon shall then, at Harris' option, sell to Harris a replacement Product or Software, if available, at the prices set forth pursuant to this Agreement or, if this Agreement is then terminated, at the then current price for such Product. During the Term of this Agreement, Statmon shall continue to provide replacement Products and/or Software for a period of two (2) years after such Products or Software has been discontinued by Statmon.

19.3 COMPLETION OF REPAIRS SHIPMENT OF REPLACEMENT: Statmon shall complete repairs and ship the repaired or replaced Product or Software or, as authorized by Harris in an equipment repair or replacement order replacement Product, within thirty (30) days of Statmon's receipt of the defective Product. Statmon shall bear the risk of loss or damage during transit of the Product and shall prepay and bear the cost of transportation charges for shipment to Statmon of the Product or Software to be repaired or replaced. For return shipments from Statmon to Harris, Statmon shall bear the risk of loss or damage during transit and Statmon shall prepay and bear the cost of transportation charges for shipment of the Product or Software that has been repaired or replaced.

19.4 WARRANTY: Any Product or Software repaired or replaced pursuant to this Article (i.e., out of warranty), shall be warranted for a ninety (90) day warranty period.

19.5 NO EXCLUSIVE PRIVILEGE: This Agreement does not grant Statmon any exclusive privilege to repair any or all Products or Software delivered to Harris under this Agreement and Statmon acknowledges that Hams may perform any repairs or contract with others for repairs.

19.6 REPAIR INFORMATION: Products and Software repaired by Statmon shall have the repair competition date stenciled or otherwise identified in a permanent manner at a readily visible location on the Products and the repaired Products or Software shall be returned with a tag or other papers describing the repairs which have been made.

                          ARTICLE 20 - INDEMNIFICATION

20.1 Statmon will indemnify and save harmless Harris from any loss or damages (including reasonable attorneys' fees and legal costs) awarded against Harris by final judgment (or by settlement approved by Statmon) because of claims, suits, or demands of third parties for personal injury or tangible property damage (as limited below) to the extent such loss or damage is caused by or results from the negligent acts or omissions of Statmon or its employees or agents provided
1) Hams promptly notifies Statmon in writing of any suits, claims or demands against Harris for which Statmon is responsible under this indemnity, 2) Hams gives Statmon full opportunity and authority to assume the sole defense of and settle such suits and 3) Harris furnishes to Statmon, upon request, all information and reasonable assistance available to Harris for defense against any such suit, claim or demand. Statmon's liability under this indemnity, however, shall in no event exceed $250,000 for any one occurrence. This indemnity is in lieu of all other obligations of Statmon, express or implied, in law or in equity, to indemnify Harris (except pursuant to the Article entitled "INFRINGEMENT").

20.2 Harris will indemnify and save harmless Statmon from any loss or damages (including reasonable attorneys' fees) awarded against Statmon by final judgment (or by settlement approved by Harris) because of claims, suits, or demands of third parties for personal injury or tangible property damage (as limited below) to the extent such loss or damage is caused by or results from the negligent acts or omissions of Harris or its employees or agents provided 1) Statmon promptly notifies Harris in writing of any suits, claims or demands against Statmon for which Harris is responsible under this indemnity, 2) Statmon gives Harris full opportunity and authority to assume the sole defense of and settle such suits and 3) Statmon furnishes to Harris upon request all information and reasonable assistance available to Statmon for defense against any such suit, claim or demand. Harris' liability under this indemnity, however, shall in no event exceed $250,000 for any one occurrence. This indemnity is in lieu of all other obligations of Harris, express or implied, in law or in equity, to indemnify Statmon (except pursuant to the Article entitled "INFRINGEMENT").

                           ARTICLE 21 - INFRINGEMENT

21.1 In the event of any claim, action, proceeding or suit by a third party against Harris or any End User alleging an infringement of any patent, copyright, or trademark, or a violation of any trade secret or proprietary rights by reason of Harris' sale or End-User's use, in accordance with the Specifications, of any Product, Licensed Material or other item furnished by Statmon to Harris under this Agreement, Statmon, at its expense, will defend and hold harmless Harris and/or any End-User, as the case may be, subject to the conditions and exceptions stated below. Statmon will reimburse Harris and any End-User for any cost, expense and attorney's fees, reasonably incurred, and will indemnify Harris against any liability assessed against Harris and/or End-User by final judgment (or by settlement approved by Statmon) on account of such infringement or violation arising out of such use.

21.2 If Harris' or an End-User's use shall be enjoined or in Statmon's opinion is likely to be enjoined, Statmon will, at its expense and at its option, either
(a) replace the affected Product, Licensed Material, or other item furnished pursuant to this Agreement with a suitable substitute of equivalent form, fit and function free of any infringement or violation, (b) modify it so that it will be free of the infringement or violation and of equivalent form, fit and function, or (c) procure for Harris a license or other right to use it. If none of the foregoing options is not achieved after commercially reasonable efforts, Statmon will remove the enjoined Product, Licensed Material, or other item and refund to Harris any amounts paid to Statmon.

21.3 Harris or End-User (as the case may be) shall give Statmon prompt written notice of all such claims, actions, proceedings or suits alleging infringement or violation and Statmon shall have full and complete authority and shall assume, at Statmon's expense, the sole defense thereof, including appeals, and to settle same. Harris or End-User shall, upon Statmon's request and at Statmon's expense, furnish all information and reasonable assistance available to Harris or End-User and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

21.4 No undertaking of Statmon under this Article 21 - Infringement shall extend to any such alleged infringement or violation to the extent that it: (a) arises from adherence to design modifications, specifications, drawings, or written instructions which Statmon is directed by Harris to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product or Licensed Material of Statmon's design or selection; or (b) arises from adherence to instructions to apply Harris's trademark, trade name, or other company identification; or (c) resides in a Product or Licensed Material which is not of Statmon's origin and which is furnished by Harris to Statmon for use under this Agreement; or (d) arises from use of Products, Licensed Materials or other items provided by Statmon in combinations with other Products, Licensed Materials or other items, furnished either by Statmon or others, which combination was not installed, recommended, intended or otherwise approved by Statmon. In the foregoing cases numbered (a) through (d), Harris will defend and save Statmon harmless, subject to the same terms and conditions and exceptions stated above with respect to Statmon's rights and obligations under this clause.

21.5 THE LIABILITY OF STATMON AND HARRIS WITH RESPECT TO ANY AND ALL CLAIMS, ACTIONS, PROCEEDINGS, OR SUITS BY THIRD PARTIES ALLEGING INFRINGEMENT OF PATENTS, TRADEMARKS, OR COPYRIGHTS OR VIOLATION OF TRADE SECRETS OR PROPRIETARY RIGHTS BECAUSE OF, OR IN CONNECTION WITH, ANY ITEMS FURNISHED PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THE SPECIFIC UNDERTAKINGS CONTAINED IN THIS ARTICLE.

                   ARTICLE 22 - TRADEMARKS AND OTHER INDICIA

22.1 The exterior of all Exclusive Products to be provided by Statmon under this Agreement, together with the related documentation, manuals and software screens shall be privately labeled, with the trade name and/or trade dress of Statmon and Harris, respectively, in accordance with Appendix B. Harris will provide Statmon with written instructions and Harris will bear all costs associated with applying Harris' trademarks and logo to Exclusive Products. With the exception of the labeling activity described herein and as set forth in Section 22.3, Statmon shall have no right or license to use any Harris trademark, logo, derivatives or variants thereof.

22.2 Unless Harris specifically requests labeling in accordance with Appendix B, the exterior of all Non-exclusive Products to be provided by Statmon under this Agreement shall be provided with Statmon's trade name and/or trade dress ("Statmon Marks") pursuant to the provisions of this Article whereby Statmon expressly authorizes Harris to use Statmon Marks (as hereinafter defined) in connection with the marketing, sale, or license by Harris of Products or Licensed Materials in accordance with the terms of this Agreement. All uses of Statmon Marks by Harris shall be subject to prepublication or preuse review and approval by Statmon which will not be unreasonably withheld or delayed. If Statmon grants Harris permission to use its Statmon Marks in Harris' marketing and advertising of, and in Harris' publicity relating to Products and Licensed Materials, such use shall conform to Statmon's written standards and guidelines relating thereto, which may be revised by Statmon from time to time. Such use shall inure to the benefit of Statmon and shall not invest in Harris any rights in or to the Statmon Marks. If at any time, in Statmon's judgment, any use of Statmon Marks by Harris is deemed detrimental to the Statmon Marks or Statmon's reputation, or is deemed otherwise undesirable, Statmon may, upon thirty (30) days prior written notice to Harris, withdraw such permission without liability as a result thereof unless within such notice period Statmon determines in its sole discretion that Harris has modified the use of the Statmon Marks to

Statmon's satisfaction. Harris shall not conduct business under any of the Statmon Marks or derivatives or variations thereof, and Harris shall not directly or indirectly hold itself out as having any relation to Statmon or its affiliates other than as approved by Statmon as set forth herein.

22.3 Harris expressly authorizes Statmon to use Harris Marks (as hereinafter defined) in connection with website marketing and other advertising literature and marketing pieces in accordance with the terms of this Agreement. All uses of Harris Marks by Statmon shall be subject to prepublication or pre-use review and approval by Harris which will not be unreasonably withheld or delayed. If Harris grants Statmon permission to use Harris Marks in Statmon's marketing and advertising of, and in Statmon's publicity relating to Products and Licensed Materials, such use shall conform to Harris' written standards and guidelines relating thereto, which may be revised by Harris from time to time. Such use shall insure to the sole benefit of Harris and shall not invest in Statmon any rights in or to the Harris Marks. If at any time, in Harris' judgment, any use of Harris Marks by Statmon is deemed detrimental to the Harris Marks or Harris' reputation, or is deemed otherwise undesirable, Harris may upon thirty (30) days prior written notice to Statmon, withdraw such permission without liability as a result thereof unless within such notice period Harris determines in its sole discretion that Statmon has modified the use of the Harris Marks to Harris' satisfaction. Statmon shall not conduct business under any of the Harris Marks or derivatives or variations thereof, and Statmon shall not directly or indirectly hold itself out as having any relation to Harris or its affiliates other than as approved by Harris as set forth herein.

                        ARTICLE 23 - USE OF INFORMATION

23.1 All other technical and business information in whatever form which bears a legend or notice restricting its use, copying or dissemination or, if not in tangible form, is described as being proprietary or confidential at the time of disclosure and is subsequently summarized in writing so marked and delivered to the receiving party within thirty (30) days of disclosure to the receiving party (all hereinafter designated "Information") shall remain the property of the furnishing party. All Software shall be deemed to be confidential or proprietary regardless of how labeled and use thereof shall be in accordance with Article 17 .. The furnishing party grants the receiving party the right to use such Information only as follows: Such Information (a) shall not be reproduced or copied, in whole or part, except as authorized in this Agreement; and (b) shall, together with any full or partial copies thereof, be returned or destroyed when no longer needed. Statmon shall use such Information from Harris solely for performance under this Agreement. Harris shall use such Information from Statmon only (a) to order, (b) to evaluate Statmon's Products, Licensed Materials, or other items, or (c) to install, operate, and maintain the particular Products, Licensed Materials, or other items for which it was originally furnished. Unless the furnishing party consents in writing, such Information shall be held in confidence by the receiving party, except for that part, if any, which a) was known to the receiving party at the time it was submitted, b) is, or becomes, publicly known through no wrongful act of the receiving party, c) is received by the receiving party from a third party without similar restrictions and without breach of this Agreement or other applicable agreements, d) is approved for release by written authorization of the disclosing party, e) is independently developed by the receiving party without the use of the Information disclosed hereunder, f) is furnished by the disclosing party to a third party without a similar restriction on the third party's rights of g) except to the extent disclosure may be required by applicable laws or regulations, in which latter case, the party required to make such disclosure shall promptly inform the other prior to such disclosure in sufficient time to enable such other party to make known any objections it may have to such disclosure (the disclosing party shall take all reasonable steps to secure a protective order or otherwise assure that such Information will be withheld from the public record). The receiving party may disclose such Information o other persons, upon the furnishing party's prior written authorization, but solely to enable such third party to perform acts which this clause expressly authorizes the receiving party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing party at its request) to the same conditions respecting use of Information contained in this clause and to any other reasonable conditions requested by the furnishing party. The obligations and restrictions placed upon the receiving party under this section shall expire five (5) years after the Effective Date.

23.2 Each Party agrees to execute and be bound by the terms and conditions contained in the Confidentiality Agreement attached hereto as Exhibit G. Furthermore, each Party agrees: (a) to obtain, from any individual not subject to confidentially obligations at least as restrictive as in Section 23.1 who are in need to know of, and receive, any part of the Information, a commitment of confidentiality and restrictive use in the form attached hereto as Appendix G - Confidentiality Agreement; (b) to enforce by all means such commitments, and to assist actively furnishing party in the protection of the Information against any wrongful act or negligence by third parties and (c) to abide by the terms and conditions of the Confidentiality Agreement attached hereto as Exhibit G which is incorporated by reference hereunto and made a part of this Agreement.

                            ARTICLE 24 - TERMINATION

24.1 TERMINATION UPON CERTAIN EVENTS: Either party may terminate this Agreement, effective immediately, without liability for such termination, upon written notice to the other party, if any of the following events occur:

     (a)  The other party files a voluntary petition in bankruptcy

     (b)  The other party is adjudged bankrupt;

     (c) A court assumes jurisdiction of the assets of the other party under a federal reorganization act;

     (d) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other party;

     (e)  The other party becomes insolvent or suspends its business; or

     (f) The other party makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business

24.2 TERMINATION UPON MATERIAL BREACH: Either party may terminate this Agreement upon written notice to the other party if the non-terminating party has committed a material breach of its obligations under this Agreement and has failed to cure such breach within thirty (30) days from receipt of written notice of such breach. Such termination shall be effective thirty (30) days after written notice by the terminating party unless the non-terminating party has cured such breach.

24.3 TERMINATION BY HARRIS: After June 30, 2003 or after the time the firm commitment for the 118 units, as described in Appendix D, is exhausted (whichever is earlier), Harris may terminate this Agreement without cause upon written 90 days notice to Statmon.

24.4 EFFECT OF TERMINATION: Upon the termination or expiration of this Agreement, Statmon shall continue to fill any Orders placed by Harris and all outstanding Harris quotation(s) to End User(s) for a period of ninety (90) days from the date of termination or expiration.

                        ARTICLE 25 - AGREEMENT EXTENSION

After the initial Term of this Agreement and other subsequent expirations; and if this Agreement has not been terminated pursuant to Article 24, this Agreement will automatically renew for two (2) year extensions unless either party provides written notice of its intention not to renew this Agreement at least six (6) months prior to the end of the then effective Term.

                      ARTICLE 26 - LIMITATION OF LIABILITY


26.1 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT STATMON AND HARRIS AND THEIR AFFILIATES AND THEIR EMPLOYEES AND AGENTS SHALL NOT BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL, RELIANCE, OR CONSEQUENTIAL DAMAGE OR LOST PROFITS, REVENUES OR SAVINGS ARISING OUT OF THIS AGREEMENT, OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OTHER ITEMS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE AND NEGLIGENCE INDEMNITY, OR STRICT LIABILITY. THIS SECTION SHALL SURVIVE FAILURE OF AN EXCLUSIVE OR LIMITED REMEDY. IN NO EVENT WILL EITHER PARTY'S LIABILITY TO EACH OTHER FOR DIRECT DAMAGES EXCEED THE AGGREGATE SALE PRICE OF THE PRODUCTS DELIVERED HEREUNDER.

                            ARTICLE 27 - ASSIGNMENT

     Except as provided in this Article, neither party shall assign this Agreement or any right or interest under this Agreement, nor delegate any work or obligation to be performed under this Agreement, (an "Assignment") without the other party's prior written consent. Notwithstanding the foregoing, nothing herein shall preclude an Assignment by either party to an Affiliate without the consent of the other party provided in each case, however, that a) the party seeking an Assignment is not in material breach or default of this Agreement and
b) any Assignment shall not include an Assignment by either party to any party or entity who 1) in the reasonable opinion of the non-assigning party, has insufficient credit limits, 2) is a manufacturer of telecommunications products or services in competition with Harris, or 3) is a party to a contract or agreement with Harris whereby Hams has agreed to supply the Products or Licensed Materials available for procurement by Hams under this Agreement. Assignment of this Agreement shall not relieve the assigning party of any of its obligations hereunder unless otherwise agreed to in writing by the nonassigning party.

                           ARTICLE 28 - FORCE MAJEURE

     Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, earthquake, explosion, war, terrorism, strike, embargo, governmental action or failure to act, the act of any civil or military authority, act of God, or by any other causes beyond its control whether or not similar to the foregoing.

                             ARTICLE 29 - NONWAIVER

     No course of dealing or failure of either party to strictly enforce any term, right or condition of this Agreement shall be construed as a modification or waiver of such term, right or condition. No waiver of breach of any provision of this Agreement shall be construed to be a waiver of any subsequent breach of the same or other provision.

                           ARTICLE 30 -RELEASES VOID

     Neither party shall require waivers or releases of any personal rights from representatives of the other party in connection with visits to its premises, and both parties agree that no such releases or waivers shall be pleaded by them or by third persons in any action or proceeding.

                           ARTICLE 31 - SEVERABILITY

     If any provision or part hereof shall be held to be invalid or unenforceable for any reason, then the meaning of such provision or part hereof shall be construed so as to render it enforceable to the extent feasible. If no feasible interpretation would save such provision or part hereof, it shall be severed, herefrom, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect unless such severance effects such a material change as to render the Agreement unreasonable.

                           ARTICLE 32 - CHOICE OF LAW

     The construction and interpretation of, and the rights and obligations of the parties pursuant to this Agreement, shall be governed by the laws of the State of California, without regard to its conflict of laws provisions.

                             ARTICLE 33 - NO AGENCY

     Neither Harris nor Statmon shall be considered the agent of the other for any purpose or authorized to bind the other in anyway. The relationship between Harris and Statmon is that of Buyer and Seller. Neither party is authorized to incur any expenses, chargeable to the other or represent itself as having any relationship with the other party except as specifically set forth in this Agreement.

                             ARTICLE 34 - HEADINGS

     The article and paragraph headings contained herein are for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

                              ARTICLE 35 - NOTICES

     Any notice, demand or other communication (other than an Order) required, or which may be given, under this Agreement shall, unless specifically otherwise provided in this Agreement, be in writing and shall be given or made through nationally recognized overnight courier service, confirmed facsimile, or certified mail, return receipt requested and shall be addressed to the respective parties as follows:

a) To Harris:

     Harris Corporation, Broadcast Division
     4393 Digital Way
     Mason, Ohio 45040
     Attn: Mr. John Delay
     Director DTV Products

b) To Statmon:

     Statmon Technologies Corp.
     345 N. Maple Drive, Suite 120
     Beverly Hills, CA 90210
     Attention: Geoffrey P. Talbot, President

     Either party may change its address for receiving notices upon written notice to the other party. Written electronic notices transmitted to an address designated for such purpose by the intended receiving party shall be effective when received and may be deemed received not later than the day following transmittal.

                ARTICLE 36 - SURVIVAL OF RIGHTS AND OBLIGATIONS

     The rights and obligations of both parties hereunder, which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive such termination, cancellation or expiration including Statmon's obligations under Article 9, 11, 17, 19, 38, 41 and 42.

                             ARTICLE 37 - PUBLICITY

     Neither party shall make or cause to be made any public announcement regarding the relationship of the parties hereunder or the existence of this Agreement or any of its terms without the prior written consent of the other party, such consent not to be unreasonably withheld. Except as otherwise provided in this Agreement, each party shall submit to the other proposed copy of all advertising wherein the name, trademark, code, specification or service mark of the other party or its Subsidiaries or Affiliates is mentioned. Neither party shall publish or use such advertising without the other's prior written approval.

                   ARTICLE 38- ESCROW, RELEASES and LICENSES

38.1 Information, documentation and materials relating to the Software and to the manufacturing and test procedures used by Statmon for the Products shall be deposited in escrow ("Deposit Materials") by Statmon at no cost to Harris and maintained current in accordance with the terms of the Escrow Agreement, Appendix D. The Deposit Materials shall include, but not be limited to the Licensed Materials, a master copy of the Software on CD in compiled form, Source Code, program listings, tools, data files, manuals and flow charts sufficient to compile and to maintain and enhance the Software, together with any revisions and modifications for fixes; documentation reasonably sufficient for Harris to manufacture, test and maintain the Products, including, but not limited to, specifications, manufacturing procedures, parts lists, vendor lists, test procedures, quality control processes and maintenance information relating to the Products.

38.2 For the purposes of "Release Conditions" under Article 4.1 of the Escrow Agreement, any of the following shall be deemed to be a "Depositor's failure to carry out obligations imposed pursuant to the Purchase and Sale Agreement":

     (a) If Statmon fails to meet delivery schedules for the Software portion of any Exclusive Product, as evidenced by delivery delays of more than thirty (30) days, the master copy of the Software or CD in its compiled form shall be released from escrow to Harris, and Statmon shall provide access to an internet ftp site allowing Harris to download copies of the Software as needed, and the licenses granted in Art, 17 shall apply to such Software and copies for use with existing and prospective Broadcast Customers. If and when Statmon cures the delivery delays, Harris shall be obligated to redeposit the master copy of the Software, unless Harris has terminated the Agreement pursuant to Section 24.2 hereof.

     (b) If Statmon fails to meet delivery schedules for the Hardware portion of any Exclusive Product, as evidenced by delivery delays of more than thirty (30) days from date of a firm order from Harris, and provided such delay is not caused by a shortage of parts beyond the control of Statmon or the manufacturer, the related manufacturing and testing documentation held in escrow by Statmon shall be released from escrow to Harris and Harris shall have the right to contract directly
          (without interference from Statmon) with the manufacturers and suppliers of the Hardware portions of the Product. In the event of the demise of Statmon's manufacturer and Statmon's inability to provide a replacement source acceptable to Harris, Statmon hereby grants to Harris the non-exclusive, worldwide, irrevocable, perpetual, royalty free license to use such documentation and practice under any related intellectual property rights of Statmon to make, have made, use, sell and lease such Exclusive Products, effective upon release of such documentation from escrow.

     (c) If Statmon: i) discontinues making any Exclusive Product available to Harris, as evidenced by written notice by Statmon of its intent, or delays delivery of any Exclusive Product for any reason for more than 90 days; or ii) fails to support, repair or replace any Software as required under the terms of this Agreement after being given afforded a reasonable opportunity to do so, which such time period being no less than ninety (90) days; or (iii) ceases to exist as a legal entity in its current form excluding any name change or merger then all Deposit Materials relative to the Exclusive Product(s) shall be released from escrow to Harris, and Statmon hereby grants to Harris a non-exclusive, worldwide, irrevocable, perpetual, royalty free license to use the Deposit Materials and practice under the related intellectual property rights of Statmon to make, have made, use, improve and enhance the related Exclusive Products for the existing Broadcast Customers. In addition, Harris shall have: a) the option to purchase the Statmon's intellectual property rights in the Software (including Source Code) at a price equal to the amount of the forecasted sales remaining for the Term of the Agreement, or b) in the event Statmon receives a bonafide offer form a third party to purchase Statmon's intellectual property rights in the Software, Harris shall have a right of first refusal to purchase such at the price offered by the third party,

                         ARTICLE 39 - ENTIRE AGREEMENT

39.1 This Agreement, which includes any exhibits or attachments hereto, represents the entire Agreement and understanding between the parties and all prior discussions and arrangements between the parties, whether oral or written, are merged into this Agreement and there are no other representations, understandings, arrangements or agreements between the parties, except as expressly set forth herein. Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided in this Agreement.

39.2 This Agreement may be modified only by written amendment and signed by authorized representatives of the parties. No course of dealing or usage of trade shall be invoked to modify the terms or conditions of the Agreement.

                        ARTICLE 40 - DISPUTE RESOLUTION

     If a dispute arises out of, or relates to, this Agreement or the subject matter of this Agreement other than with respect to a claim for equitable relief, either party may submit the dispute to a sole mediator selected by the parties or, at any time prior to selection of a sole mediator, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the parties or to AAA arbitration. The arbitration shall be governed by the United States Arbitration Act and judgment on the award may be entered by any court having jurisdiction. The arbitrator shall have the authority to award injunctive and other emergency relief, which shall be enforceable by either the arbitrator or any court with jurisdiction over the enjoined party or its assets. The arbitrator shall not have authority to award punitive or consequential damages. The arbitrator shall not limit, expand or modify the terms of the Agreement nor award damages in excess of compensatory damages, and each party waives any claim to such excess damages. A request by a party to a court for interim protection shall not affect either party's obligation here under to mediate and arbitrate. Each party shall bear its own expenses and an equal share of all cost and fees of the mediation and/or arbitration. Any arbitrator selected shall be competent in the legal and technical aspects of the subject matter of this Agreement. The content and result of mediation and/or arbitration shall be held in confidence by all participants, each of whom will be bound by an appropriate confidentiality agreement.

                         ARTICLE 41- ASSUMPTION OF RISK

     Each party hereto acknowledges (i) the risks of its undertakings hereunder,
(ii) the uncertainty of the benefits and obligations hereunder, and (iii) its assumption of such risks and uncertainty. Each party has conducted its own due diligence and requested and reviewed any contracts, business plans, financial documents and other written material as in such party's opinion shall be the basis of the party's decision to enter into this Agreement.

              ARTICLE 42 - RELIANCE ON COUNSEL AND OTHER ADVISORS

     Each party has consulted such legal, financial, technical or other expert it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms of conditions of this Agreement. Neither party has relied upon any oral representation of the other party in entering into this Agreement. All discussions, estimates or projections developed by a party during the course of negotiating the terms and conditions of this Agreement are by way of illustration only, and, unless specifically contained in this Agreement or one of its Appendixes, are not binding or enforceable against the other party in law or in equity.

     IN WITNESS WHEREOF, the parties have caused this Agreement for Purchase and
Sale  of  Remote  Monitoring   Products  to  be  executed  by  their  respective
representatives on the date(s) indicated,


                                             STATMON TECHNOLOGIES

                                             By: /s/ Geoffrey P. Talbot
                                               ---------------------------------
                                               Name:  Geoffrey P. Talbot
                                               Title: CEO
                                               Date:  2-25-2003


                                             HARRIS CORPORATION

                                             By: /s/ Haldale S. Wilson
                                               ---------------------------------
                                               Name:  Haldale S. Wilson
                                               Title: Vice President Studio
                                                      Products & Systems
                                               Date:  2-26-2003



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